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EXHIBIT 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1

PRESS RELEASE
PENNSYLVANIA GAMING CONTROL BOARD GRANTS
APPROVAL OF CONDITIONAL CATEGORY 1 GAMING LICENSE TO THE MEADOWS

AURORA, ON, September 27, 2006 — Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) today announced that the Pennsylvania Gaming Control Board ("PGCB") has granted approval to Washington Trotting Association, Inc. ("WTA") of a Conditional Category 1 gaming license (the "Gaming License"). On July 26, 2006, MEC sold all of the outstanding shares of WTA and certain other entities (the "Meadows Entities") to PA Meadows, LLC ("PA Meadows"), a company owned by William Paulos and William Wortman, controlling shareholders of Millennium Gaming, Inc. ("Millennium") and entities related to Oaktree Capital Management, LLC (together with PA Meadows and Millennium, "Millennium-Oaktree") in exchange for two notes representing the purchase price in the amounts of $175 million (the "First Note") and $25 million (the "Second Note"), respectively. WTA, together with the Meadows Entities, owns The Meadows, a standardbred racetrack located in Washington County, Pennsylvania.

MEC expects the First Note to be repaid on or about November 3, 2006, provided that Millennium-Oaktree's lenders are reasonably satisfied with the conditions attached to the Gaming License. Due to regulatory issues relating to the approval of the Gaming License, the parties have agreed to modify the terms of the Second Note. The amount of the Second Note will remain intact; however, MEC has agreed to release the security requirement for the holdback amount, subordinate payments under the holdback and defer receipt of holdback payments until the opening of the permanent casino at The Meadows, in exchange for Millennium-Oaktree providing an additional $25 million of equity support for PA Meadows.

Blake Tohana, Executive Vice-President and Chief Financial Officer of MEC, commented: "We are extremely pleased that The Meadows has received approval of a gaming license from the PGCB. This is a critical milestone in The Meadows sale transaction and we look forward to the repayment of the First Note, which will enable MEC to significantly reduce its outstanding debt and strengthen its balance sheet."

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding: MEC's expectation regarding the repayment of the First Note; the status of the Second Note; the additional equity support for PA Meadows by Millennium-Oaktree; the future impact on MEC's balance sheet; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analysis made in light of our perception of current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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EXHIBIT 99.1